Exhibit 1.1

[Insert number of shares]

LINNCO, LLC

Common Shares

Representing Limited Liability Company Interests

FORM OF UNDERWRITING AGREEMENT

[—], 2012

BARCLAYS CAPITAL INC.

As Representative of the several

  Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

LinnCo, LLC, a Delaware limited liability company (the “Company”), proposes to sell [—] shares (the “Firm Shares”) of the Company’s common shares representing limited liability company interests (the “Common Shares”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of [—] additional Common Shares on the terms set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Offered Shares”. This Agreement is to confirm the agreement concerning the purchase of the Offered Shares from the Company by the Underwriters.

It is understood and agreed by all parties that the Company was recently formed by Linn Energy, LLC, a Delaware limited liability company (the “Parent” and together with the Company, the “Linn Parties”), for the purpose of owning common units representing limited liability company interests in Parent (the “Units”). The Parent is a publicly traded limited liability company and is listed on the NASDAQ Global Select Market.

It is further understood and agreed by all parties that the Parent contributed $1,000 in exchange for a 100% limited liability company interest in the Company, represented by a sole voting share, the holder of which has certain exclusive voting rights and no economic interest, and it is further understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or before the Initial Delivery Date:

(a)	The public offering of the Firm Shares contemplated hereby will be consummated (the “Offering”);

(b)	The Company will use the net proceeds from the sale of the Firm Shares as described under the heading “Use of Proceeds” in the most recent Preliminary Prospectus (as defined below) to purchase from the Parent a number of Units equal to the number of Common Shares sold under this Agreement (such Units, the “Purchased Units”);

(c)	The Parent, in its capacity as the holder of the sole voting share of the Company, will approve, adopt, execute and deliver on behalf of itself and on behalf of each person who purchases a Common Share in the Offering a first amended and restated limited liability company agreement of the Company in substantially the form filed as an exhibit to the Registration Statement (as defined below) (the “LNCO LLC Agreement”); and

(d)	The Linn Parties will approve, adopt, execute and deliver an omnibus agreement (the “Omnibus Agreement”).

The transactions contemplated in subsections (a) through (d) above are referred to herein as the “Transactions.”

1. Representations, Warranties and Agreements of the Linn Parties. Each of the Linn Parties represents, warrants and agrees that:

(a) A registration statement on Form S-1 (File No. 333-182305) relating to the Offered Shares and the Purchased Units has (i) been prepared by the Company and the Parent in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [—] [a.m.][p.m.] (New York City time) [—], 2012;

(ii) “Effective Date” means any date as of which such registration statement relating to the Offered Shares and the Purchased Units became effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered Shares;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the

Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Offered Shares and Purchased Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.

(b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c) Each of the Company and the Parent was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company, the Parent or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares or Purchased Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Prospectus will not, as of its date and on the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when considered together with the Pricing Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and Rules and Regulations. The Company has not made any offer relating to the Offered Shares or the Purchased Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule V hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Offered Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j) The Company, the Parent and each of the Parent’s subsidiaries (as defined in Section 17) have been duly organized, is validly existing and in good standing as a limited liability company or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited liability company or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or business of the Parent and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company, the Parent and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to its Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Parent (other than Linn Energy Holdings, LLC, Mid-Continent Holdings II, LLC and Mid-Continent II, LLC (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act). On the date hereof, the Company does not own any interest, directly or indirectly, in any corporation, limited liability company, partnership or other entity or association.

(k) Other than the Purchased Units, all of the issued Units of the Parent have been duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the Parent, dated September 3, 2010, as amended (the “Linn LLC Agreement”) and are fully paid (to the extent required by the Linn LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act), conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(l) The Purchased Units to be issued and sold by the Parent to the Company have been duly authorized and, upon payment therefor and delivery thereof in accordance with the LNCO LLC Agreement, will be validly issued, fully paid (to the extent required under the Linn LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act), will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws, will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights, and will be free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Parent owns 100% of the equity interests of each of its subsidiaries. Such interests have been duly authorized and validly issued and are fully paid (to the extent required under the certificate of formation and limited liability company agreement or certificate of incorporation and bylaws, as applicable, of such subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act, as applicable); and the Parent owns all such interests free and clear of all liens, encumbrances, security interests, charges and other adverse claims (other than contractual restrictions on transfer contained in (i) the applicable constituent documents, (ii) the Indenture, dated as of June 27, 2008, among the Parent, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2008 Indenture”), (iii) the Indenture, dated as of May 18, 2009, among the Parent, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2009 Indenture”), (iv) the Indenture, dated as of April 6, 2010, among the Parent, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “April 2010 Indenture”), (v) the Indenture, dated as of September 13, 2010, among the Parent, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “September 2010 Indenture”), (vi) the Indenture, dated as of May 13, 2011, among the Parent, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “May 2011 Indenture”) or (vii) the Indenture, dated as of March 2, 2012, among the Parent, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “March 2012 Indenture”), except for liens created under or pursuant to the Fifth Amended and Restated Credit Agreement dated as of May 2, 2011, among the Parent, as borrower, BNP Paribas, as administrative agent, and the lenders and agents party thereto (as amended or modified from time to time, the “Bank Credit Facility” and, collectively with the 2008 Indenture, the 2009 Indenture, the April 2010 Indenture, the September 2010 Indenture, the May 2011 Indenture and the March 2012 Indenture, the “Debt Instruments”)), and other liens permitted under the Bank Credit Facility.

(n) The Offered Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment therefor and delivery thereof in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the LNCO LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act), will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws, will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights, and at the Initial Delivery Date the Firm Shares (and any Option Shares, if applicable) will be the only issued Common Shares of the Company. Except as described in the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interest in the Company or (ii) outstanding options or warrants to purchase any securities of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Offered Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company.

(o) Each of the Linn Parties has full limited liability company right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Linn Parties.

(p) At or before the Initial Delivery Date:

i. the LNCO LLC Agreement will have been duly authorized, executed and delivered by each of the Linn Parties and will be a valid and legally binding agreement of each of the Linn Parties, enforceable against each of the Linn Parties in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and

ii. the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Linn Parties and will be a valid and legally binding agreement of each of the Linn Parties, enforceable against each of the Linn Parties in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(q) The issue and sale of the Offered Shares and the Purchased Units, the execution, delivery and performance of this Agreement by the Linn Parties, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Offered Shares and the Purchased Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Parent or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Parent or any of its subsidiaries is a party or by which the Company, the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Company, the Parent or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of formation or limited liability company agreement (or similar organizational documents) of the Company, the Parent or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Parent or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(r) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company, the Parent or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Offered Shares and Purchased Units, the execution, delivery and performance of this Agreement by the Linn Parties, the consummation of the Transactions, the application of the proceeds from the sale of the Offered Shares and Purchased Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, except for (i) the registration of the Offered Shares and Purchased Units under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) such consents as may be required under the state securities or Blue Sky laws, (iv) such consents that have been, or prior to the Initial Delivery Date will be, obtained or (v) as disclosed in the Pricing Disclosure Package.

(s) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Parent and any person granting such person the right to require the Company or the Parent to file a registration statement under the Securities Act with respect to any securities of the Company or the Parent owned or to be owned by such person or to require the Company or the Parent to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Parent under the Securities Act.

(t) The Company has not sold or issued any securities that would be integrated with the offering of the Offered Shares or the Purchased Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(u) Except as described in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, neither the Company, the Parent nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, or partnership or limited liability interests, as applicable, or long-term debt of the Company, the Parent or any of its subsidiaries or any adverse change or development in or affecting the condition (financial or otherwise), results of operations, members’ equity, properties, management, business or prospects of the Company, the Parent and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Prospectus

comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The pro forma financial statements and other pro forma financial information included in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(w) KPMG LLP, who has audited certain financial statements of the Company, the Parent and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and the Prospectus and who has delivered the initial letter referred to in Section 7(g) hereof, is an independent public accounting firm as required by the Exchange Act, the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board; and Ernst and Young LLP, whose reports appear in the Pricing Disclosure Package and the Prospectus and who have delivered the initial letter referred to in Section 7(i) hereof, were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Pricing Disclosure Package and the Prospectus.

(x) DeGolyer and MacNaughton, who issued a report with respect to the Company’s oil and natural gas reserves at December 31, 2011 and who has delivered the letter referred to in Section 7(i) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and the Parent.

(y) The information underlying the estimates of reserves of the Parent included in the Pricing Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Pricing Disclosure Package and the Prospectus, the Parent is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Pricing Disclosure Package and the Prospectus; estimates of such reserves and present values as described in the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(z) The pro forma reserve information included in the Pricing Disclosure Package and the Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical reserve information of the Parent included in the Pricing Disclosure Package and the Prospectus.

(aa) The statistical and market-related data under the captions “Prospectus Summary,” “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Parent and its subsidiaries included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Parent believes to be reliable and accurate in all material respects.

(bb) Neither the Company, the Parent nor any of its subsidiaries is, and as of the applicable Delivery Date, after giving effect to the offer and sale of the Offered Shares and Purchased Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(cc) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company, the Parent or any of its subsidiaries is a party or of which any property or assets of the Company, the Parent or any of its subsidiaries is the subject or threatened against the Company, the Parent or any of its subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company, the Parent or any of its subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Linn Parties’ performance of this Agreement or the consummation of any transaction contemplated by this Agreement or any other material transaction contemplated by the Pricing Disclosure Package and the Prospectus; and to the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(dd) Except as described in the Pricing Disclosure Package, no relationship, direct or indirect, exists between or among the Company, the Parent or any of its subsidiaries, on the one hand, and the directors, officers, members, customers or suppliers of the Company, the Parent or any of its subsidiaries, on the other hand, that is required to be described in the Pricing Disclosure Package and which is not so described.

(ee) Except as described in the Pricing Disclosure Package, no labor disturbance by or dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ff) (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), for which the Company or the Parent or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) may have any liability; and (ii) each plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Neither the Company nor the Parent nor any member of their “Controlled Group” has any withdrawal or other liability to any “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA.

(gg) The Company, the Parent and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for or (iii) as described in the Pricing Disclosure Package and the Prospectus; and no tax deficiency has been determined adversely to the Company, the Parent or any of its subsidiaries, nor does the Company or the Parent have any knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Neither the Company, the Parent nor any of its subsidiaries is in violation of its certificate of formation or limited liability company agreement (or similar organizational documents); neither the Company, the Parent nor any of its subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Each of the Company and the Parent is in compliance with the provisions applicable to it of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

(jj) The Company, the Parent and each of its subsidiaries maintain a system of internal accounting controls and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s and the Parent’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for their respective assets, (iii) access to the Company’s and the Parent’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s or the Parent’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Parent and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Parent, there were no material weaknesses in the Parent’s internal controls.

(kk) (i) The Company, the Parent and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Parent in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Parent, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll) The Company, the Parent and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Pricing Disclosure Package. The Company, the Parent and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or as described in the Pricing Disclosure Package. Neither the Company, the Parent nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(mm) Except as described in the Pricing Disclosure Package and the Prospectus and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company, the Parent nor any of its subsidiaries has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Parent and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Parent, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company, the Parent or any of its subsidiaries, and (iv) to the knowledge of the Company or the Parent, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Parent or any of its subsidiaries pertaining to Hazardous Materials or under any Environmental Laws.

(nn) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Shares and Purchased Units.

(oo) The Company, The Parent and its subsidiaries have good and marketable title to all real property and to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Parent’s proved reserves described in the Pricing Disclosure Package, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Disclosure Package, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Parent and its subsidiaries or (iv) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; any real property and buildings held under lease or sublease by the Company, the Parent and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not materially interfere with the use made and proposed to be made of such property and buildings by the Parent and its subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect;

and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Parent and its subsidiaries reflect in all material respects the right of the Parent and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Parent and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Parent and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(pp) The Parent and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Parent reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries; and none of the Parent or any of its subsidiaries has received notice that cancellation of any insurance is pending or effective.

(qq) No subsidiary of the Parent is currently prohibited, directly or indirectly, from paying any dividends to the Parent, from making any other distribution on such subsidiary’s equity securities, from repaying to the Parent any loans or advances to such subsidiary from the Parent or from transferring any of such subsidiary’s property or assets to the Parent or any other subsidiary of the Parent, except as described in or contemplated by the Debt Instruments or the Pricing Disclosure Package and the Prospectus.

(rr) There are no contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company, the Parent nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ss) The information contained in the Registration Statement and the Prospectus that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act was made by the Company and the Parent on a reasonable basis at the time such information was provided therein.

(tt) Neither the Company, the Parent nor any of its subsidiaries, nor, to the knowledge of the Company and the Parent, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Parent or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu) The operations of the Company, the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Parent, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(vv) Neither the Company, the Parent nor any of its subsidiaries nor, to the knowledge of the Company and the Parent, any director, officer, agent, employee or affiliate of the Company, the Parent or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Parent will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww) The Offered Shares have been approved for inclusion on, subject to official notice of issuance and evidence of satisfactory distribution on, the NASDAQ Global Select Market.

(xx) Since the date of the most recent balance sheet of the Parent and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Parent, (i) the Parent has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Parent or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Parent and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(yy) Neither the Company, the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares or the Purchased Units.

(zz) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Offered Shares and the Purchased Units, will not distribute any offering material in connection with the offering and sale of the Offered Shares and the Purchased Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.

Any certificate signed by any officer of the Company or the Parent and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Shares and Purchased Units shall be deemed a representation and warranty by the Company or the Parent, as applicable, as to matters covered thereby, to each Underwriter.

2. Purchase of the Offered Shares by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [—] Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to [—] Option Shares. Such option is exercisable in the event that the Underwriters sell more Common Shares than the number of Firm Shares in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $[—] per share.

The Company is not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Offered Shares to be purchased on such Delivery Date as provided herein.

3. Offering of Offered Shares by the Underwriters. Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Offered Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to the

Representative for the account of each Underwriter against payment by the several Underwriters through the Representative to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Shares through the facilities of the Depository Trust Company (the “DTC” unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised (or, if the Option Shares are to be delivered on the Initial Delivery Date, not earlier than the second business day after the date on which the option shall have been exercised), nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Shares Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representative shall otherwise instruct.

5. Further Agreements of the Company, the Parent and the Underwriters. (a) Each of the Company and the Parent, jointly and severally, agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the

Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Shares or Purchased Units for offer or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iii) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company, the Parent or the Representative, be required by the Securities Act or requested by the Commission.

(iv) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and not to file any such amendment or supplement to which the Representative shall reasonably object.

(v) Not to make any offer relating to the Offered Shares or the Purchased Units that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative.

(vi) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(vii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(viii) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Offered Shares and the Purchased Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Shares and any deemed distribution of the Purchased Units; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign limited liability company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(ix) For a period commencing on the date hereof and ending on the 180th day (in the case of the Company and the Common Shares) or the 90th day (in the case of the Parent and the Units) after the date of the Prospectus (each such period, the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares, Units or securities convertible into or exercisable or exchangeable for Common Shares or Units (other than the Offered Shares and Common Shares or Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, or sell or grant options, rights or warrants with respect to any Common Shares, Units or securities convertible into or exchangeable for Common Shares or Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares or Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares, Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares, Units or securities convertible, exercisable or exchangeable into Common Shares, Units or any other securities of the Company or the Parent (other than any registration statement on Form S-8 or, with respect to the Parent, on Form S-4 or any automatic shelf registration statement on Form S-3), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer and director of the Company and the Parent set forth on Schedule III hereto to furnish to Barclays Capital Inc., prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company or the Parent issues an earnings release or material news or a material event relating to the Company or the Parent occurs, or (y) prior to the expiration of the Lock-Up Period, the Company or the Parent announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc., on behalf of the Underwriters, agrees to not require such extension in writing.

(x) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company or the Parent and provides the Company and the Parent with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company and the Parent agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as the Representative may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xi) To apply the net proceeds from the sale of the Offered Shares being sold by the Company and the Purchased Units being sold by the Parent in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) In the case of the Company, to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) The Company, the Parent and their affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Parent in connection with the offering of the Common Shares.

(xv) The Company and the Parent will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Common Shares.

(xvi) The Parent will duly authorize and issue the Purchased Units to the Company on each Delivery Date as contemplated in the Prospectus under “Use of Proceeds;”

(b) Each Underwriter (i) represents and agrees that it has not made, and without prior consent of the Company, the Parent and the Representative, it will not make, any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus and (ii) severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. Each of the Company and the Parent, jointly and severally, agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered Shares and the Purchased Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered Shares and the Purchased Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Shares and the Purchased Units; (e) any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Offered Shares and the Purchased Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Offered Shares on The NASDAQ Global Select Market and/or any other exchange; (g) the qualification of the Offered Shares and the Purchased Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix); (h) the preparation, printing and distribution of one or more versions of the Preliminary

Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the Parent and one half of the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Parent under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, except to the extent otherwise provided in this Agreement, the “road show” expenses of the Underwriters (including one half of the cost of any aircraft chartered in connection with the road show) and any transfer taxes on the Offered Shares which they may sell and the expenses of advertising any offering of the Offered Shares made by the Underwriters. The Company and the Parent agree to pay to Barclays Capital Inc. an aggregate structuring fee in an amount equal to [—]% of the gross proceeds from the sale of the Offered Shares, up to a cap of $[—], for the evaluation, analysis and structuring of the Company

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Linn Parties contained herein, to the performance by the Linn Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Linn Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Baker Botts L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Company and the Parent, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C-1.

(e) Candice Wells, Assistant General Counsel of the Company and the Parent shall have furnished to the Representative her written opinion, as counsel to the Company and the Parent, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C-2.

(f) The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Offered Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representative shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “KPMG initial letter”), the Company shall have furnished to the Representative a letter (the “KPMG bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the KPMG bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the

Prospectus, as of a date not more than three days prior to the date of the KPMG bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the KPMG initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the KPMG initial letter.

(i) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “Ernst & Young initial letter”), the Company shall have furnished to the Representative a letter (the “Ernst & Young bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Ernst & Young bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Ernst & Young bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Ernst & Young initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Ernst & Young initial letter.

(k) At the time of execution of this Agreement, the Representative shall have received from DeGolyer and MacNaughton an initial expert letter (the “initial expert letter”), in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, stating the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Parent presented in the most recent Preliminary Prospectus and Pricing Disclosure Package as is customary to underwriters in connection with registered public offerings.

(l) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that each of them severally represents that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein in all material respects and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) Such officer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in such officer’s opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) Since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

(m) The Parent shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that each of them severally represents that:

(i) The representations, warranties and agreements of the Parent in Section 1 are true and correct on and as of such Delivery Date, and the Parent has complied with all its agreements contained herein in all material respects and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) Such officer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in such officer’s opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure

Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) Since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

(n) Except as described in the Pricing Disclosure Package, (i) neither the Company, the Parent nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capitalization or long-term debt of the Company, the Parent or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity, properties, management, business or prospects of the Company, the Parent and its subsidiaries taken as a whole, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or in the over-the-counter market), shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Company or the Parent on any exchange or in the over-the-counter market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) The NASDAQ Global Select Market shall have approved the Offered Shares for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

(q) The Lock-Up Agreements between the Representative and the officers and directors of the Company and the Parent set forth on Schedule III, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(r) The Parent shall have duly and validly authorized and issued, and concurrently with the issuance and sale of the Common Shares the Company shall have purchased and shall own, the Purchased Units, as contemplated by the Prospectus.

(s) The LNCO LLC Agreement and the Omnibus Agreement shall have been duly authorized, executed and delivered and be in full force and effect on such Delivery Date.

(t) On or prior to each Delivery Date, the Company and the Parent shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Each of the Company and the Parent, jointly and severally, hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Offered Shares or the Purchased Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other out-of-pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company and the Parent through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company or the Parent may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Parent, its respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company or the Parent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Parent or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated

therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company or the Parent through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Parent or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Parent, on the one hand, and the Underwriters, on the other, from the offering of the Offered Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Parent, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and each of the Company and the Parent acknowledges and agrees that the statements regarding delivery of Offered Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or the Parent by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Offered Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Shares on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Offered Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Offered Shares, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company and the Parent agree to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Offered Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Offered Shares that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Offered Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Offered Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Offered Shares that such Underwriter agreed to purchase hereunder) of the Offered Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Offered Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Offered Shares that remains unpurchased exceeds one-eleventh of the total number of all Offered Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 6 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(n) and 7(o) shall have occurred or if the Underwriters shall decline to purchase the Offered Shares for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Offered Shares for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Offered Shares for any reason permitted under this Agreement, the Company and the Parent will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Shares, and upon demand the Company and the Parent shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 7(o) (other than Section 7(o)(ii)) or Section 9 by reason of the default of one or more Underwriters, the Company and the Parent shall not be obligated to reimburse any Underwriter on account of those expenses.

12. Research Analyst Independence. Each of the Company and the Parent acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and the Parent or the Offering that differ from the views of their respective investment banking divisions. Each of the Company and the Parent hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Parent may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Parent by such Underwriters’ investment banking divisions. Each of the Company and the Parent acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Linn Parties that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Company and the Parent acknowledges and agrees that in connection with the Offering, the sale of the Offered Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company or the Parent and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Parent, including, without limitation, with respect to the determination of the public offering price of the Offered Shares, and such relationship between the Company or the Parent, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or the Parent shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company or the Parent. Each of the Company and the Parent hereby waives any claims that the Company or the Parent may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel; and

(b) if to the Company or the Parent, shall be delivered or sent by mail or facsimile transmission to Linn Energy, LLC, 600 Travis Street, Suite 5100, Houston, Texas 77002, Attention: General Counsel (Fax: 281-840-4180).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Parent shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Parent and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Parent contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company and the Parent, the officers of the Company or the Parent who have signed the Registration Statement and any person controlling the Company or the Parent within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Parent and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Partial Enforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Waiver of Jury Trial. The Company, the Parent and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

24. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Parent, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

If the foregoing correctly sets forth the agreement between the Company, the Parent and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

LINNCO, LLC

By:
Name:
Title:

LINN ENERGY, LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Shares of Firm Shares

Barclays Capital Inc.
[Insert other underwriters]

Total

SCHEDULE II

INFORMATION INCLUDED IN PRICING DISCLOSURE PACKAGE

Number of Firm Shares: [—]

Price to the Public: $[—] per Share

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Michael C. Linn

George A. Alcorn

Terrence S. Jacobs

Joseph P. McCoy

Jeffrey C. Swoveland

David D. Dunlap

Officers

Mark E. Ellis

Kolja Rockov

Arden L. Walker, Jr.

Charlene A. Ripley

David B. Rottino

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[Insert list of certain “road show” materials]

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

[Insert list of all “Issuer Free Writing Prospectuses”]

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

[INSERT JOINT BOOKRUNNERS, IF APPLICABLE]

As Representative of the several

    Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares of common shares representing limited liability company interests (the “Common Shares”), of LinnCo, LLC, a Delaware limited liability company (the “Company”), and that the Underwriters propose to reoffer (the “Offering”) the Common Shares to the public (the “Offered Shares”).

It is understood and agreed by all parties that the Company was recently formed by Linn Energy, LLC, a Delaware limited liability company (the “Parent” and together with the Company, the “Linn Parties”), with the sole purpose to own common units representing limited liability company interests in Parent (the “Units”). The Parent is a publicly traded limited liability company and is listed on the NASDAQ Global Select Market.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or Units (including, without limitation, Common Shares or Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares or Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Shares or Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares or Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares, Units or securities convertible into or exercisable or

Exhibit A-1

exchangeable for Common Shares, Units or any other securities of the Company or the Parent, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day (in the case of the Common Shares) or the 90th day (in the case of the Units) after the date of the Prospectus relating to the Offering (each such period, the “Lock-Up Period”).

If the undersigned is an officer or director of the Company or the Parent, (i) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares or Units, Barclays Capital Inc. will notify the Company and the Parent of the impending release or waiver, and (ii) the Company and the Parent have agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company or the Parent issues an earnings release or material news or a material event relating to the Company or the Parent occurs, or (2) prior to the expiration of the Lock-Up Period, the Company or the Parent announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative agrees not to require such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and the Parent and will not consummate such transaction or take any such action unless it has received written confirmation from the Company or the Parent that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Common Shares or the Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor

Exhibit A-2

or transferee) under, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the applicable period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Company, the Parent and their transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company or the Parent notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Offered Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Parent and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Parent and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Underwriters, on the one hand, or the Company or the Parent, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any Offered Shares to the Underwriters or (3) [—], in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

[Form of Press Release]

[LinnCo, LLC]

[Linn Energy, LLC]

[—], 2012

[LinnCo, LLC][Linn Energy, LLC], (the “Company”) announced today that Barclays Capital Inc., the lead book-running manager in the Company’s recent public sale of [—] [Common Shares][Units] is [waiving] [releasing] a lock-up restriction with respect to [—] of the Company’s [Common Shares][Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], and the [shares][units] may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1

EXHIBIT C-1

FORM OF OPINION OF BAKER BOTTS L.L.P.

Exhibit C-1-1

EXHIBIT C-2

FORM OF OPINION OF ASSISTANT GENERAL COUNSEL

Exhibit C-2-1

ANNEX A

[Form of Waiver of Lock-up]

[Letterhead of Barclays Capital Inc.]

LinnCo, LLC

Public Offering of Common Shares

[Insert date]

[Insert Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Insert Name]:

This letter is being delivered to you in connection with the offering by [LinnCo, LLC][Linn Energy, LLC] (the “Company”) of [—] [Common Shares][Units], $[—] par value (the “[Common Shares][Units]”), of the Company and the lock-up letter agreement dated [insert date] (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date] with respect to [—] [Common Shares][Units] (the “[Shares][Units]”).

Barclays Capital Inc. representative of the Underwriters (as defined in the Lock-Up Agreement) hereby agrees (subject to the proviso below) to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the [Shares][Units], effective [insert date] (the “Anticipated Effective Date”); provided, however, that such [waiver] [release] is expressly conditioned on the Company announcing the impending [waiver] [release] by issuing a press release through a major news service at least two business days before the Anticipated Effective Date. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Yours very truly,

cc: [LinnCo, LLC][Linn Energy, LLC]

Annex A-1